Exhibit 10.18
ASSIGNMENT AGREEMENT
THIS ASSIGNMENT AGREEMENT made as of December 19, 2008
AMONG:
Franklin Credit Management Corporation
(hereinafter referred to as the “Assignor”)
and
Franklin Credit Holding Corporation
(hereinafter referred to as the “Assignee”)
and
The Huntington National Bank
(hereinafter referred to as the “Party A”)
WHEREAS:

A.	The Assignor and Party A are parties to an ISDA Master Agreement dated as of February 27, 2008 (along with any and all related Schedules, Exhibits, confirmations and attachments to said ISDA Master Agreement from time to time, as any of the foregoing may have been or may be amended, modified or replaced from time to time, hereinafter referred to collectively as the “Master Agreement”).

B.	The Assignor and Party A have entered into the following transactions:
a.	Interest Rate Swap with the original Notional Amount of 45,000,000 and a Trade Date of February 27, 2008, (HNB Ref #20166HU),

b.	Interest Rate Swap with the original Notional Amount of 70,000,000 and a Trade Date of February 27, 2008, (HNB Ref #20165HU), and

c.	Interest Rate Swap with the original Notional Amount of 150,000,000 and a Trade Date of February 27, 2008; (HNB Ref# 20164HU);

d.	Interest Rate Swap with the original Notional Amount of 240,000,000 and a Trade Date of February 27, 2008; (HNB Ref# 20163HU);

e.	Interest Rate Swap with the original Notional Amount of 100,000,000 and a Trade Date of February 27, 2008; (HNB Ref# 20162HU);

f.	Interest Rate Swap with the original Notional Amount of 120,000,000 and a Trade Date of February 27, 2008; (HNB Ref# 20161HU);

g.	Interest Rate Swap with the original Notional Amount of 100,000,000 and a Trade Date of April 30, 2008; (HNB Ref# 20734HU); and

h.	Interest Rate Swap with the original Notional Amount of 175,000,000 and a Trade Date of April 30, 2008; (HNB Ref# 20733HU).
the terms of each are governed by an Interest Rate Swap Confirmation, copies of which are attached hereto as Exhibit “A” (the “Transactions”);

C.	The Assignor wishes to assign to the Assignee all of Assignor’s right, title and interest in and to, and all of Assignor’s duties and obligations under or with respect to, the Transactions (the

“Interest”) and the Master Agreement, and the Assignee is willing to accept such assignment and to assume the Interest, the Transactions and the Master Agreement; and
D.	Party A is willing to consent to the assignment and assumption contemplated hereunder, subject to the terms and conditions hereafter set forth.
          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby irrevocably acknowledged by each of the parties, the parties to this Assignment Agreement agree as follows:
1.	Assignment. The Assignor hereby transfers and assigns to the Assignee all right, title and interest in and to and all duties and obligations under or with respect to the Interest, the Transactions and the Master Agreement, such assignment to take effect on and from December 19, 2008 (the “Effective Date”).

2.	Assumption. The Assignee hereby irrevocably accepts the transfer and assignment of all right, title and interest in and to and all duties and obligations under or with respect to the Interest, the Transactions and the Master Agreementand covenants and agrees with Party A that, on and from the Effective Dates, the Assignee will assume and duly observe and perform the Interest, the Transactions and the Master Agreement.

3.	Consent. Party A hereby consents to the assignment and transfer of the Interest, the Transactions and the Master Agreement to the Assignee as set forth in Section 1 hereof and the assumption of such Interest, Transactions and Master Agreement by the Assignee as set forth in Section 2 hereof.

4.	Redocumentation. The Assignee and Party A shall, prior to or upon the execution hereof, execute any new confirmations or other documents necessary or desirable to state their rights and obligations under the Transactions. The Assignee and Party A agree that the Schedule to the Master Agreement shall be amended and replaced in its entirety by the Schedule dated December 19, 2008, and attached hereto as Exhibit “B.”.

5.	Representations and Warrantees.
a.	Assignor and Assignee each represents and warrants to Party A that it has all necessary power, authority and approvals to execute, deliver and perform its obligations under this Assignment Agreement, and that this Assignment Agreement is a legal, valid and binding obligation enforceable against it in accordance with its terms.

b.	The Assignor represents and warrants to the Assignee that:
i.	no Event of Default (as defined in the Master Agreement) or event that, with the giving of notice or the lapse of time or both, would become an Event of Default, has occurred and is continuing;

ii.	no Early Termination Date (as defined in the Master Agreement) has occurred or been designated; and

iii.	as of the Effective Date, all obligations of the Assignor and Party A under the Transactions required to be performed on or before such date have been fulfilled.

c.	The Assignee represents and warrants to the Assignor and Party A that:
i.	it has the corporate power to execute, deliver and perform this Assignment Agreement and the agreement(s) contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance hereof and thereof;

ii.	the execution, delivery and performance of this Assignment Agreement and the agreements contemplated hereby will not violate any provision of law applicable to it, its organizational documents, any order of any court or other agency or instrumentality of government, any agreement to which it is a party or by which it or any of its property is bound or any other legally enforceable instrument which has not been disclosed to the Assignor and Party A in writing prior to the Effective Date;

iii.	all authorizations of, exemptions by or filings with any governmental or other authority required to be obtained or made by Assignee with respect to this Assignment Agreement and the agreement(s) contemplated hereby have been obtained or made and are valid and subsisting and Assignee will maintain the same in full force and effect and will use all reasonable efforts to obtain or make any that may become necessary after the Effective Date; and

iv.	All representations and warranties contained in the Master Agreement are true and correct as of the Effective Date, and all such representations and warranties shall survive the execution of this Assignment Agreement. Assignee does not have any claims or defenses against Party A which would or might affect the enforceability of any provisions of the Master Agreement. Assignee understands and acknowledges that Party A is entering into this Assignment Agreement in reliance upon, and in partial consideration for, this acknowledgment and representation, and agrees that such reliance is reasonable and appropriate.
6.	Tax Indemnity. Party A shall not be liable for and the Assignor and the Assignee shall be jointly and severally liable to pay any tax (including without limitation, any withholding tax) levied or imposed upon Party A by any jurisdiction, resulting (directly or indirectly) from the assignment hereunder. Party A shall provide the Assignor and the Assignee with written notice of any such tax liability, together with reasonable evidence such tax liability has arisen. The Assignor and/or the Assignee, as the case may be, shall supply evidence in form satisfactory to Party A that such tax has been paid. The Assignor and the Assignee hereby indemnify and hold harmless Party A for all taxes (including without limitation, withholding taxes) which may be levied or imposed upon Party A by any jurisdiction, resulting (directly or indirectly) from the assignment hereunder.

7.	Further Assurances. Each of the parties hereto shall promptly do, make, execute or deliver or cause to be done, made, executed or delivered all such further acts, documents and things as another party hereto may reasonably require from time to time for the purposes of giving effect to this Assignment Agreement and shall use its best efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Assignment Agreement.

8.	Successors and Assigns. This Assignment Agreement is binding on and shall inure to the benefit of Party A, the Assignor and the Assignee and the respective successors and permitted assigns of each of them. No party shall assign or transfer any or all of its rights or obligations under this Assignment Agreement without the prior written consent of the other parties.

9.	Governing Law. This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of New York.

10.	Execution. This Assignment Agreement may be executed in counterparts. The parties hereby acknowledge and accept the use and validity of Assignment Agreements which have been executed by means of an electronically produced signature, and which have been transmitted and reproduced by telecopier or similar device. The parties acknowledge that in any legal proceedings between them respecting or in any way relating to this Assignment Agreement, each hereby expressly waives any right to raise any defense or waiver of liability based upon the reproduction of this document by telecopier for evidentiary purposes, or the execution of this document by means of an electronically produced signature.
          IN WITNESS WHEREOF, each of the parties has executed this Assignment Agreement as of the date first above written.

Franklin Credit Management Corporation			Franklin Credit Holding Corporation

By: Name:	/s/ Thomas J. Axon Thomas J. Axon	By: Name:	/s/ A. Gordon Jardin A. Gordon Jardin
Title:	President	Title:	Chief Executive Officer

The Huntington National Bank

By:	/s/ Scott D. Kleinman

Name:	Scott D. Kleinman
Title:	Senior Vice President